UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 1, 2014
Date of report (Date of earliest event reported)

Supertel Hospitality, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)

1800 West Pasewalk Avenue, Suite 200
Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 1, 2014, Supertel Hospitality, Inc. (the “Company”) entered into a Tenth Amendment and Written Consent to Amended and Restated Loan Agreement (the “Tenth Amendment”) and Eleventh Amendment to Amended and Restated Loan Agreement (the “Eleventh Amendment”), in each case, with Great Western Bank (the “Lender”).  The Tenth Amendment provides for certain amendments and consents regarding the reincorporation of the Company from Virginia to Maryland.  The Eleventh Amendment extends the maturity date of the revolving credit facility under the Amended and Restated Loan Agreement dated December 3, 2008 by and between the Company and the Lender (the “Agreement”) from August 30, 2014 to June 30, 2015, reduces the interest rate on the revolving credit facility under the Agreement from 4.95% to 4.50% and provides for the application of net proceeds from the sale of certain hotels to the loans under the Agreement.

This description of the Tenth Amendment and Eleventh Amendment is qualified in its entirety by reference to the Tenth Amendment and Eleventh Amendment attached to this report as Exhibits 10.1  and 10.2, respectively, and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

10.1	Tenth Amendment and Written Consent to Amended and Restated Loan Agreement dated August 1, 2014 by and between Supertel Hospitality, Inc. and Great Western Bank.
10.2	Eleventh Amendment to Amended and Restated Loan Agreement dated August 1, 2014 by and between Supertel Hospitality, Inc. and Great Western Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertel Hospitality, Inc.

Date: August 1, 2014	By:	/s/ Corrine L. Scarpello
Name: Corrine L. Scarpello
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Tenth Amendment and Written Consent to Amended and Restated Loan Agreement dated August 1, 2014 by and between Supertel Hospitality, Inc. and Great Western Bank.
10.2	Eleventh Amendment to Amended and Restated Loan Agreement dated August 1, 2014 by and between Supertel Hospitality, Inc. and Great Western Bank.